EXHIBIT 99.1

FOR RELEASE: Thursday, October 23, 2025 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025

     Shreveport, Louisiana – October 23, 2025 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended September 30, 2025, of $1.599 million compared to net income of $941,000 reported for the three months ended September 30, 2024. The Company’s basic and diluted earnings per share were $0.53 and $0.52, respectively, for the three months ended September 30, 2025 compared to $0.31 for the three months ended September 30, 2024.

The Company reported the following highlights during the three months ended September 30, 2025:

■	Book value per share increased to $18.46 at September 30, 2025 from $17.90 at June 30, 2025.
■	$1.242 million reduction in losses on held-to-maturity securities since June 30, 2025, which equates to $0.40 per share.
■	Zero dependency on wholesale funding – no brokered deposits or FHLB advances at September 30, 2025 or June 30, 2025.
■	65 basis point increase to net interest margin compared to the same period in 2024.

     The increase in net income for the three months ended September 30, 2025, as compared to the same period in 2024, resulted from an increase of $834,000, or 18.8%, in net interest income, an increase of $350,000, or 116.7%, in non-interest income, a decrease of $160,000, or 4.0%, in non-interest expense, partially offset by an increase of $420,000 in the provision for income taxes, and an increase of $266,000, or 119.3%, in the provision for credit losses. The increase in net interest income for the three months ended September 30, 2025, as compared to the same period in 2024, resulted from a decrease of $565,000, or 17.0%, in total interest expense and an increase of $269,000, or 3.5%, in total interest income. The Company’s average interest rate spread was 2.99% for the three months ended September 30, 2025, compared to 2.23% for the three months ended September 30, 2024. The Company’s net interest margin was 3.63% for the three months ended September 30, 2025, compared to 2.98% for the three months ended September 30, 2024. The increase in the provision for credit losses was primarily due to a $223,000 recovery for the three months ended September 30, 2024, resulting from a decrease in net loans receivable during the period.

     The following table sets forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended September 30,
	2025		2024
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$463,931	6.22%	$466,170	5.87%
Investment securities	96,390	2.28	96,749	2.09
Interest-earning deposits	15,105	4.83	25,617	5.20
Total interest-earning assets	$575,426	5.52%	$588,536	5.22%

Interest-bearing liabilities:
Savings accounts	$94,102	1.69%	$82,556	1.61%
NOW accounts	65,801	1.13	72,787	1.10
Money market accounts	73,599	2.07	75,216	2.37
Certificates of deposit	194,016	3.48	204,019	4.30
Total interest-bearing deposits	427,518	2.48	434,578	2.92
Other bank borrowings	4,000	7.54	5,989	7.75
Total interest-bearing liabilities	$431,518	2.53%	$440,567	2.98%

     The $350,000 increase in non-interest income for the three months ended September 30, 2025, compared to the prior year quarterly period, resulted from a decrease of $254,000 in loss on sale of real estate, an increase of $50,000 in gain on sale of loans, an increase of $32,000 in service charges on deposit accounts, and an increase of $14,000 in other non-interest income. The $254,000 loss on sale of real estate for the prior year period related to a one-to-four family residence in other real estate owned that was sold during the period.

     The $160,000 decrease in non-interest expense for the three months ended September 30, 2025, compared to the same period in 2024, resulted from decreases of $152,000 in compensation and benefits expense, $63,000 in audit and examination fees, $33,000 in franchise and bank shares tax, $32,000 in professional fees, $28,000 in advertising expense, $7,000 in amortization of core deposit intangible expense, partially offset by increases of $117,000 in data processing expense, $17,000 in other non-interest expense, $14,000 in loan and collection expense, $4,000 in occupancy and equipment expense, and $3,000 in deposit insurance premium expense. The increase in data processing expense resulted from a billing discrepancy with our core processor, which had failed to issue invoices for certain services dating back to December 2022. Upon discovery of the issue, we negotiated a discounted settlement to resolve the outstanding invoices, and all invoices going forward included all services. The increase in services billed resulted in the increase for the three months ended September 30, 2025.

     Total assets increased $13.138 million, or 2.2%, from $609.492 million at June 30, 2025 to $622.630 million at September 30, 2025. The increase in assets resulted from increases in cash and cash equivalents of $9.145 million, or 52.7%, from 17.347 million at June 30, 2025 to $26.492 million at September 30, 2025, net loans receivable of $3.352 million, or 0.7%, from $461.004 million at June 30, 2025 to $464.356 million at September 30, 2025, investment securities of $1.547 million, or 1.6%, from $96.230 million at June 30, 2025 to $97.777 million at September 30, 2025, bank owned life insurance of $28,000, or 0.4%, from $6.926 million at June 30, 2025 to $6.954 million at September 30, 2025, and accrued interest receivable of $18,000, or 1.0%, from $1.836 million at June 30, 2025 to $1.854 million at September 30, 2025, partially offset by decreases in premises and equipment of $258,000, or 1.5%, from $17.266 million at June 30, 2025 to $17.008 million at September 30, 2025, loans-held-for-sale of $224,000, or 14.5%, from $1.540 million at June 30, 2025 to $1.316 at September 30, 2025, real estate owned of $187,000, or 19.3% from $970,000 at June 30, 2025 to $783,000 at September 30, 2025, deferred tax asset of $120,000, or 10.3%, from $1.163 million at June 30, 2025 to $1.043 million at September 30, 2025, other assets of $96,000, or 7.4%, from $1.305 million at June 30, 2025 to $1.209 million at September 30, 2025, and core deposit intangible of $67,000, or 7.3%, from $915,000 at June 30, 2025 to $848,000 at September 30, 2025.

     Total liabilities increased $11.752 million, or 2.1%, from $554.287 million at June 30, 2025 to $566.039 million at September 30, 2025. The increase in liabilities resulted from increases in total deposits of $10.898 million, or 2.0%, from $546.290 million at June 30, 2025 to $557.188 million at September 30, 2025, other accrued expenses and liabilities of $610,000, or 17.7%, from $3.454 million at June 30, 2025 to $4.064 million at September 30, 2025, and advances from borrowers for taxes and insurance of $244,000, or 44.9%, from $543,000 at June 30, 2025 to $787,000 at September 30, 2025. The increase in deposits resulted from increases in certificates of deposit of $12.917 million, or 6.9%, from $187.357 million at June 30, 2025 to $200.274 million at September 30, 2025, non-interest deposits of $5.025 million, or 4.1%, from $122.416 million at June 30, 2025 to $127.441 million at September 30, 2025, and NOW accounts of $1.670 million, or 2.5%, from $67.119 million at June 30, 2025 to $68.789 million at September 30, 2025, partially offset by decreases in money market deposits of $4.848 million, or 6.6%, from $73.771 million at June 30, 2025 to $68.923 million at September 30, 2025, and savings deposits of $3.866 million, or 4.0%, from $95.627 million at June 30, 2025 to $91.761 million at September 30, 2025. The Company had no balances in brokered deposits at September 30, 2025 or June 30, 2025.

     At September 30, 2025, the Company had $2.225 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.305 million of non-performing assets at June 30, 2025, consisting of seven one-to-four family residential loans, three home equity loans, one commercial non-real estate loans, one land loan, and one single-family residence in other real estate owned at September 30, 2025, compared to six one-to-four family residential loans, two home equity loans, three commercial non-real estate loans, two commercial real estate loans and one single-family residences in other real estate owned at June 30, 2025. At September 30, 2025 the Company had ten one-to-four family residential loans, three home equity loans, three commercial non-real estate loans, one commercial real estate loans, one land loan and one consumer loan classified as substandard, compared to eight one-to-four family residential loans, five commercial non-real estate loans, two home equity loans, two commercial real estate loans and one consumer loan classified as substandard at June 30, 2025. There were no loans classified as doubtful at September 30, 2025 or June 30, 2025.

     Stockholders’ equity increased $1.386 million, or 2.5%, from $55.205 million at June 30, 2025 to $56.591 million at September 30, 2025. The increase in stockholders’ equity resulted from net income for the quarter ended September 30, 2025 of $1.599 million, a decrease in the Company’s accumulated other comprehensive loss of $395,000, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $63,000, and proceeds from the issuance of common stock from the exercise of stock options of $23,000, partially offset by dividends paid totaling $416,000, and stock repurchases of $279,000.

          Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

     Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

     In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED BALANCE SHEETS (In thousands except share and per share data)

	September 30, 2025	June 30, 2025
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $16,563 and $10,380 at September 30, 2025 and June 30, 2025, respectively)	$26,492	$17,347
Securities Available-for-Sale (amortized cost September 30, 2025: $39,277; June 30, 2025: $36,695, respectively)	37,329	34,246
Securities Held-to-Maturity (fair value September 30, 2025: $50,841; June 30, 2025: $51,139, respectively)	59,794	61,334
Other Securities	654	650
Loans Held-for-Sale	1,316	1,540
Loans Receivable, Net of Allowance for Credit Losses (September 30, 2025: $4,387; June 30, 2025: $4,484, respectively)	464,356	461,004
Accrued Interest Receivable	1,854	1,836
Premises and Equipment, Net	17,008	17,266
Bank Owned Life Insurance	6,954	6,926
Goodwill	2,990	2,990
Core Deposit Intangible	848	915
Deferred Tax Asset	1,043	1,163
Real Estate Owned	783	970
Other Assets	1,209	1,305

Total Assets	$622,630	$609,492

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$127,441	$122,416
Interest-bearing	429,747	423,874
Total Deposits	557,188	546,290
Advances from Borrowers for Taxes and Insurance	787	543
Other Borrowings	4,000	4,000
Other Accrued Expenses and Liabilities	4,064	3,454

Total Liabilities	566,039	554,287

STOCKHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized: None Issued and Outstanding	-	-
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,066,369 and 3,084,764 Shares Issued and Outstanding at September 30, 2025 and June 30, 2025, respectively	32	32
Additional Paid-in Capital	42,259	42,187
Unearned ESOP Stock	(307)	(321)
Retained Earnings	16,146	15,241
Accumulated Other Comprehensive Loss	(1,539)	(1,934)

Total Stockholders’ Equity	56,591	55,205

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$622,630	$609,492

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data) (Unaudited)
	Three Months Ended
	September 30,
	2025	2024
INTEREST INCOME
Loans, including fees	$7,271	$6,895
Investment securities	13	67
Mortgage-backed securities	542	443
Other interest-earning assets	184	336
Total interest income	8,010	7,741

INTEREST EXPENSE
Deposits	2,673	3,197
Other bank borrowings	76	117
Total interest expense	2,749	3,314
Net interest income	5,261	4,427

PROVISION FOR (RECOVERY OF) CREDIT LOSSES	43	(223)
Net interest income after provision for credit losses	5,218	4,650

NON-INTEREST INCOME
Gain on sale of loans	146	96
Gain (Loss) on sale of real estate	-	(254)
Income on bank owned life insurance	28	28
Service charges on deposit accounts	423	391
Other income	53	39

Total non-interest income	650	300

NON-INTEREST EXPENSE
Compensation and benefits	2,150	2,302
Occupancy and equipment	568	564
Data processing	336	219
Audit and examination fees	69	132
Franchise and bank shares tax	135	168
Advertising	29	57
Professional fees	85	117
Loan and collection	42	28
Amortization core deposit intangible	67	74
Deposit insurance premium	93	90
Other expenses	277	260
Total non-interest expense	3,851	4,011

Income before income taxes	2,017	939
PROVISION FOR INCOME TAX EXPENSE (BENEFIT)	418	(2)

NET INCOME	$1,599	$941

EARNINGS PER SHARE
Basic	$0.53	$0.31
Diluted	$0.52	$0.31

	Three Months Ended
	September 30,
	2025	2024

Selected Operating Ratios(1):
Average interest rate spread	2.99%	2.23%
Net interest margin	3.63%	2.98%
Return on average assets	1.03%	0.59%
Return on average equity	11.38%	7.23%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.36%	0.31%
Allowance for credit losses as a percentage of non-performing loans	304.11%	258.46%
Allowance for credit losses as a percentage of total loans receivable	0.94%	1.03%

Per Share Data:
Shares outstanding at period end	3,066,369	3,129,668
Weighted average shares outstanding:
Basic	3,008,371	3,058,286
Diluted	3,048,626	3,071,716
Book value per share	$18.46	$17.34
____________________________
(1) Ratios for the three-month period are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President, and Chief Executive Officer (318) 222-1145